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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 15, 1997 included in Radiant Systems, Inc.'s Prospectus dated February 12, 1997 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP
------------------------


Atlanta, Georgia,
March 10, 1997